As filed with the Securities and Exchange Commission on April 29, 2005

                                                    Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                                PLACER DOME INC.
             (Exact name of registrant as specified in its charter)

                       Canada                                  None
           (State or other jurisdiction of               (I.R.S. Employer
           incorporation or organization)              Identification No.)

              1600-1055 Dunsmuir Street
               Vancouver, B.C., Canada                       V7X 1P1
      (Address of Principal Executive Offices)              (Zip Code)

                        1993 DIRECTORS' STOCK OPTION PLAN
                               OF PLACER DOME INC.
                            (Full title of the plan)

                                Geoffrey P. Gold
                     Vice-President, Assistant Secretary and
                            Associate General Counsel
                                Placer Dome Inc.
                            1600-1055 Dunsmuir Street
                         Vancouver, B.C. Canada V7X 1P1
                     (Name and address of agent for service)
                                 (604) 682-7082
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                 Robert M. Riggs
                          Carter Ledyard & Milburn LLP
                                  2 Wall Street
                            New York, New York 10005
                                 (212) 732-3200



================================================================================

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                   Proposed maximum       Proposed maximum
 Title of securities to                           offering price per     aggregate offering
     be registered          Amount to be                share                   price                Amount of
                             registered                                                          registration fee
----------------------------------------------------------------------------------------------------------------------
Common Shares             40,000 shares                 $9.69(1)               $387,600                $45.70
----------------------------------------------------------------------------------------------------------------------

Common Shares             40,000 shares                $12.24(1)               $489,600                $57.70
----------------------------------------------------------------------------------------------------------------------

Common Shares             35,000 shares                $10.17 (1)              $355,950                $41.90
----------------------------------------------------------------------------------------------- ----------------------

Common Shares             40,000 shares                $12.18 (1)              $487,200                $57.40
----------------------------------------------------------------------------------------------------------------------

Common Shares             20,000 shares                $14.06(1)               $281,200                $33.10
----------------------------------------------------------------------------------------------------------------------

Common Shares             35,000 shares                $15.95(1)               $558,250                $65.80
----------------------------------------------------------------------------------------------------------------------

Common Shares             40,000 shares                $16.07(1)               $642,800                $75.70
----------------------------------------------------------------------------------------------------------------------

Common Shares             10,000 shares                $16.77(1)               $167,700                $19.80
----------------------------------------------------------------------------------------------------------------------

Common Shares             30,000 shares                $19.80(1)               $594,000                $70.00
----------------------------------------------------------------------------------------------------------------------

Common Shares             35,000 shares                $26.75(1)               $936,250                $110.20
----------------------------------------------------------------------------------------------------------------------

Common Shares             35,000 shares                $32.60(1)              $1,141,000               $134.40
----------------------------------------------------------------------------------------------------------------------

Common Shares            210,000 shares                $14.90(2)              $3,129,000(2)            $369(2)
----------------------------------------------------------------------------------------------------------------------

Total                    570,000 shares                                       $9,170,550             $1,080.70
----------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, on the basis of the exercise price of the options outstanding under the registrant's 1993 Non-Employee Directors' Stock Option Plan with respect to which the underlying shares are being registered hereby.

(2) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low prices ($15.21 and $14.59) of a Common Share as reported for New York Stock Exchange composite transactions on April 26, 2005.

             ------------------------------------------------------

This Registration Statement shall become effective immediately upon filing as provided in Rule 462(a) under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1. Plan Information*


Item 2. Registrant Information and Employee Plan Annual Information*


*This information is not required to be included in, and is not incorporated by reference in, this Registration Statement.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

     The following documents have been filed with the Securities and Exchange Commission by the Registrant and are incorporated herein by reference:

     (a) The Registrant's Annual Report under cover of Form 40-F for the year ended December 31, 2004, filed on March 4, 2005;

     (b) The Registrant's Reports on Form 6-K filed on March 22, 2005 and March 23, 2005.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing of such documents.


Item 5. Interests of Named Experts and Counsel.

Geoffrey P. Gold, Vice-President, Assistant Secretary and Associate General Counsel of the Registrant, has given the opinion being filed as Exhibit 5 to this Registration Statement as to the validity of the securities being registered hereby.

Item 6.  Indemnification of Officers and Directors

     Under the Canada Business Corporations Act, the Registrant may indemnify a present director or officer, a former director or officer, or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative, or other proceeding in which the individual is involved because of that association with the Registrant or other entity, and the Registrant may advance moneys to such an individual for the costs, charges and expenses of such a proceeding. The Registrant may not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant's request, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful. In addition, the individual must repay any moneys advanced by the Registrant if the individual has not fulfilled the conditions set out in the preceding sentence. Such indemnification or advance of moneys may be made in connection with a derivative action only with court approval. Such an individual is entitled to indemnification from the Registrant as a matter of right if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done, and the individual fulfilled the conditions set forth above.

     In accordance with and subject to the Canada Business Corporations Act, the by-laws of the Registrant provide that it shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer, or in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or other entity if he acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which he acted as a director or officer or in a similar capacity at the Registrant's request, and, in the case of a criminal or administrative action or proceeding that is enforced by monetary penalty, had reasonable grounds for believing that his conduct was lawful. the Registrant shall also indemnify such person in such other circumstances as the Canada Business Corporations Act or law permits or requires.

     The Registrant maintains a directors' & officers' insurance policy for the benefit of the directors and officers of the Registrant and its subsidiaries against liability incurred by them in their official capacities for which they become obligated to pay to the extent permitted by applicable law in the amount of U.S.$100,000,000.

Item 8. Exhibits.

     Exhibit No.
     -----------

         4       -    1993 Non-Employee Directors' Stock Option Plan

         5       -    Opinion of Geoffrey P. Gold, Esq.

         23.1    -    Consent of Ernst & Young LLP

         23.2    -    Consent of Geoffrey P. Gold, Esq. (included in Exhibit 5)

         24      -    Powers of Attorney

Item 9. Undertakings

(A)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum approximate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on April 29, 2005.


                                            PLACER DOME INC.


                                            By: /s/ Geoffrey P. Gold
                                                --------------------
                                               Geoffrey P. Gold
                                               Vice-President,
                                               Assistant Secretary and
                                               Associate General Counsel


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed on April 29, 2005 by the following person in the capacities indicated.

Signature                                  Title
---------                                  -----


 /s/ Peter W. Tomsett
 --------------------                      President, Chief Executive
 Peter W. Tomsett                          Officer and Director



 /s/ Rex J. McLennan
 -------------------                       Executive Vice-President
 Rex J. McLennan                           and Chief Financial Officer
                                           (Principal Financial Officer)


  /s/ Bruce B. Nicol
  ------------------                       Vice-President and Controller
  Bruce B. Nicol                           (Principal Accounting
                                           Officer)

Signature                                  Title
---------                                  -----




---------------------------                Director
Donald J. Carty


 *
---------------------------                Director
G. Bernard Coulombe


 *
---------------------------                Director
John W. Crow


 *
---------------------------                Director
Robert M. Franklin


 *
---------------------------                Director
Graham Farquharson


 *
---------------------------                Director
David S. Karpin



---------------------------                Director
H. Clive Mather


 *
---------------------------                Director
Alan R. McFarland


 *
---------------------------                Director
Edythe A. Parkinson-Marcoux


 *
---------------------------                Director
Vernon F. Taylor III

Signature                                  Title
---------                                  -----


 *
---------------------------                Director
William G. Wilson


/s/ Robert M. Riggs
-------------------                        Authorized Representative
Robert M. Riggs                            in the United States


* By: /s/ Geoffrey P. Gold
      --------------------
         Geoffrey P. Gold
         Vice-President,
         Assistant Secretary and
         Associate General Counsel
         as Attorney-in-Fact

         EXHIBIT INDEX



Exhibit                             Description
-------              -----------------------------------------------------------

4                     1993 Non-Employee Directors' Stock Option Plan

5                     Opinion of Geoffrey P. Gold, Esq.

23.1                  Consent of Ernst & Young LLP

23.2                  Consent of Geoffrey P. Gold, Esq.  (included in Exhibit 5)

24                    Powers of Attorney